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                                  EXHIBIT 2.1


                        AGREEMENT AND PLAN OF EXCHANGE

                                    BETWEEN

                       ARMSTRONG WORLD INDUSTRIES, INC.

                                      AND

                           ARMSTRONG HOLDINGS, INC.

                                   RECITALS

     A. Armstrong World Industries, Inc. (the "Exchanging Corporation") is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, which is authorized to issue 200,000,000 shares of Common Stock, par value $1.00 per share ("AWI Common Stock"), of which 40,217,225 shares are issued and outstanding as February 18, 2000, and 20,000,000 shares of Class A Preferred Stock, without par value ("AWI Preferred Stock"), none of which are issued and outstanding as of the date hereof.

     B. Armstrong Holdings, Inc. (the "Acquiring Corporation") is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, which is authorized to issue 200,000,000 shares of Common Stock, par value $1.00 per share ("Holdings Common Stock"), of which 100 shares are issued and outstanding as of the date hereof and 20,000,000 shares of Class A Preferred Stock, without par value ("Holdings Preferred Stock").

     C. The Exchanging Corporation and the Acquiring Corporation desire to effect the exchange of shares immediately contemplated hereby (the "Exchange") so that after the Exchange, the shareholders of the Exchanging Corporation hold all of the issued and outstanding shares of the Acquiring Corporation and the Exchanging Corporation is a wholly-owned subsidiary of the Acquiring Corporation.

     D.   The Board of Directors of the Exchanging Corporation and the
Acquiring Corporation have each adopted resolutions approving this Agreement and Plan of Exchange (the "Agreement") in accordance with the Pennsylvania Business Corporation Law of 1988 (the "BCL") and each directing that it be submitted to the shareholders of the Exchanging Corporation and the Acquiring Corporation, respectively, for adoption.

                                   ARTICLE I

                                    General

     1.01  Parties to Exchange. The Exchanging Corporation and the Acquiring
           -------------------
Corporation shall effect the Exchange in accordance with and subject to the terms of this Agreement.
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     1.02. Effectiveness. Subject to the terms of this Agreement, the parties
           -------------
hereto shall file Articles of Exchange, and such other documents and instruments as are required by, and complying in all respects with, the BCL with appropriate state officials after the adoption of the Agreement by the shareholders of the Exchanging Corporation, at such time as the Exchanging Corporation and the Acquiring Corporation shall mutually agree. The Exchange shall become effective upon the filing of the Articles of Exchange in the Department of State of the Commonwealth of Pennsylvania in accordance with the terms of the Articles of Exchange (the "Effective Time").

     1.03. Termination. Notwithstanding shareholder approval of this Agreement,
           -----------
this Agreement may be terminated at any time prior to the Effective Time by either the Acquiring Corporation by written notice to the Exchanging Corporation prior to the Effective Time or by the Exchanging Corporation at any time prior to the Effective Time by resolution approved by its Board of Directors.

     1.04. Amendment. This Agreement may be amended by the Board of Directors of
           ---------
both the Exchanging Corporation and the Acquiring Corporation at any time prior to submission of the Agreement to the shareholders of the Exchanging Corporation for approval and, to the extent permitted by law, at any time thereafter prior to the Effective Time.

                                  ARTICLE II

                                 Capital Stock

     2.01. Exchange. At the Effective Time each share of AWI Common Stock and
           --------
AWI Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Exchange and without any action on the part of the holders thereof, be converted into and exchanged for one share of Holdings Common Stock and one share of Holdings Preferred Stock, respectively. The Acquiring Corporation shall thereupon have acquired and be the holder of each share of AWI Common Stock and AWI Preferred Stock converted and exchanged in the Exchange. No shares of AWI Common Stock or AWI Preferred Stock shall cease to exist by reason of such conversion and exchange. Solely for the purpose of the definition of "Change of Control" in any employee benefit plan, change of control agreement or other agreement of the Exchanging Corporation, the AWI Common Stock shall be deemed to be acquired by the Acquiring Corporation directly from the Exchanging Corporation.

     2.02. Stock Certificates. Following the Effective Time, each holder of an
           ------------------
outstanding certificate or certificates theretofore representing shares of AWI Common Stock or AWI Preferred Stock may, but shall not be required to, surrender the same to the Acquiring Corporation for new certificates representing shares of Holdings Common Stock or Holdings Preferred Stock, as the case may be, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of the Acquiring Corporation. Without any further action on the part of the Exchanging Corporation or the Acquiring Corporation, each outstanding certificate which, immediately prior to the Effective Time, represented AWI Common Stock or AWI Preferred Stock, shall from and after the Effective Time be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Holdings Common Stock or Holdings Preferred Stock, as the case maybe, as though a surrender or transfer and exchange had taken place.
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     2.03. Cancellation of Holdings Common and Holdings Preferred Stock held by
           --------------------------------------------------------------------
the Exchanging Corporation. Immediately prior to the Effective Time, each share
--------------------------
of Holdings Common and Preferred Stock issued and outstanding immediately before the Effective Time shall be cancelled and thereupon shall constitute an authorized but unissued share, and all rights in respect thereof shall cease.

                                  ARTICLE III

     3.01  Articles of Incorporation of the Exchanging Corporation. The Articles
           -------------------------------------------------------
of Incorporation of the Acquiring Corporation in effect prior to the Effective Time and attached hereto as Attachment A shall continue to be the Articles of Incorporation of the Acquiring Corporation after the Effective Time, unaffected by the Exchange until amended, modified or repealed.

     3.02  Bylaws. The Bylaws of the Acquiring Corporation in effect prior to
           ------
the Effective Time and attached hereto as Attachment B shall continue to be the Bylaws of the Acquiring Corporation after the Effective Time, unaffected by the Exchange, until amended, modified or repealed.

     3.03  Directors. The directors of the Exchanging Corporation immediately
           ---------
prior to the Effective Time shall be the directors of the Acquiring Corporation from and after the Effective Time until their successors are duly elected and qualified or until their earlier death, resignation or removal.

     3.04  Stock Plans. The Acquiring Corporation shall assume the obligations
           -----------
of the Exchanging Corporation pursuant to the existing stock plans of the Exchanging Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Exchange as of March 14, 2000.

                                            ARMSTRONG WORLD INDUSTRIES, INC.

                                            By:  /s/ George A. Lorch
                                                -------------------------------
                                            Name:  George A. Lorch
                                            Title: Chairman and Chief Executive
                                                   Officer

                                            ARMSTRONG HOLDINGS, INC.

                                            By:  /s/ George A. Lorch
                                                --------------------------------
                                            Name:  George A. Lorch
                                            Title: Chairman and Chief Executive
                                                   Officer